FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

          November 9, 2004

Date of Report

(Date of earliest event reported)

                      UQM Technologies, Inc.

(Exact name of registrant as specified in its charter)

               1-10869

(Commission file number)

             Colorado                                 84-0579156

(State or other jurisdiction              (I.R.S. Employer

       of incorporation)                         Identification No.)

 7501 Miller Drive, Frederick, Colorado 80530

(Address of principal executive offices)

                             (303) 278-2002

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

This Current Report on Form 8-K is filed by UQM Technologies, Inc., a Colorado corporation (the "Registrant"), in connection with the matters described herein.

ITEM  8.01 OTHER EVENTS

On March 23, 2004, the Company announced that it had received a new production order from Invacare Corporation for UQM(R) gearless brushless motors used in the Invacare Storm(R) wheelchair in the amount of $637,500.  On November 8, 2004, the Company received an additional new production order from Invacare Corporation increasing their March order for UQM(R) gearless brushless motors by 67 percent, or $426,700.  Deliveries under this order and the March order are expected to continue through the summer of 2005 at the rate of approximately $85,000 per month.

This Report contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act.  Important Risk Factors that could cause actual results to differ from those contained in the forward-looking statements are listed in our Form 8-K filed October 25, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 9, 2004	UQM Technologies, Inc., Registrant
/s/ Donald A. French
Donald A. French, Treasurer
(Principal Financial and Accounting Officer)